UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2012

H&E Equipment Services, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51759

Delaware	81-0553291
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11100 Mead Road, Suite 200

Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 298-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On November 1, 2012, we issued a press release announcing our financial results for the three months ended September 30, 2012. A copy of the press release is attached as Exhibit 99.1.

The information in this Form 8-K and the attached exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events

We define EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization. We define Adjusted EBITDA for the three and nine month periods ended September 30, 2012 as EBITDA adjusted for the loss from early extinguishment of debt incurred in the third quarter ended September 30, 2012. We define Adjusted Net Income and Adjusted Net Income per Share for the three and nine month periods ended September 30, 2012 as Net Income and Net Income per Share, adjusted for the loss from early extinguishment of debt, net of income taxes, incurred in the third quarter ended September 30, 2012.

We use EBITDA and Adjusted EBITDA in our business operations to, among other things, evaluate the performance of our business, develop budgets and measure our performance against those budgets. We also believe that analysts and investors use EBITDA and Adjusted EBITDA as supplemental measures to evaluate a company’s overall operating performance. However, EBITDA and Adjusted EBITDA have material limitations as an analytical tool and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. We consider them useful tools to assist us in evaluating performance because they eliminate items related to capital structure, taxes and non-cash charges. The items that we have eliminated in determining EBITDA for the periods presented are interest expense, income taxes, depreciation of fixed assets (which includes rental equipment and property and equipment), and amortization of intangible assets and, in the case of Adjusted EBITDA, the loss from early extinguishment of debt incurred in the third quarter ended September 30, 2012. However, some of these eliminated items are significant to our business. For example, (i) interest expense is a necessary element of our costs and ability to generate revenue because we incur a significant amount of interest expense related to our outstanding indebtedness; (ii) payment of income taxes is a necessary element of our costs; and (iii) depreciation is a necessary element of our costs and ability to generate revenue because rental equipment is the single largest component of our total assets and we recognize a significant amount of depreciation expense over the estimated useful life of this equipment. Any measure that eliminates components of our capital structure and costs associated with carrying significant amounts of fixed assets on our consolidated balance sheet has material limitations as a performance measure. In light of the foregoing limitations, we do not rely solely on EBITDA and Adjusted EBITDA as performance measures and also consider our GAAP results. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered alternatives to net income (loss), operating income (loss) or any other measures derived in accordance with GAAP. Because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they may not be comparable to other similarly titled measures used by other companies.

We use Adjusted Net Income and Adjusted Net Income per Share, in our business operations to, among other things, analyze our financial performance on a comparative period basis without the effects of significant one-time, non-recurring items. Additionally, we believe Adjusted Net Income and Adjusted Net Income per Share provide useful information concerning future profitability. However, Adjusted Net Income and Adjusted Net Income per Share are not measures of financial performance under GAAP and accordingly, these measures should not be considered as alternatives to GAAP Net Income and Net Income per Share. Because Adjusted Net Income and Adjusted Net Income per Share are not calculated in the same manner by all companies, they may not be comparable to other similarly titled measures used by other companies.

Item 9.01.	Financial Statements and Exhibits

99.1 Press Release, dated November 1, 2012, announcing financial results for the three months ended September 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&E Equipment Services, Inc.

Date: November 1, 2012	By:	/s/ Leslie S. Magee
Leslie S. Magee
Chief Financial Officer